UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 5, 2009

Dean Foods Company

(Exact name of registrant as specified in its charter)

Delaware	1-12755	75-2559681
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2515 McKinney Avenue, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(214) 303-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Underwriting Agreement
Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

Item 8.01 Other Events

On May 5, 2009, Dean Foods Company (the “Company”) entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Barclays Capital Inc. and Wachovia Capital Markets, LLC, as representatives of the underwriters named therein, to issue and sell 22,500,000 shares of the Company’s common stock, $.01 par value per share, in a public offering pursuant to a registration statement on Form S-3 (File No. 333-149439) and a related prospectus supplement filed with the Securities and Exchange Commission. In addition, the Company granted the underwriters an option exercisable for 30 days from the date of the prospectus supplement to purchase, at the public offering price less underwriting discounts and commissions, up to an additional 3,375,000 shares of its common stock to cover overallotments, if any.

The offering was priced at $18.25 per share. The Company expects to receive net proceeds from the offering of approximately $394 million (or approximately $453 million if the underwriters exercise their overallotment option in full), after deducting the underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds of the offering to repay the $122.8 million aggregate principal amount of its subsidiary’s 6.625% senior notes due May 15, 2009, and use the remaining net proceeds to repay indebtedness under its receivables-backed facility.

The above description of the underwriting agreement is qualified in its entirety by reference to the underwriting agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued an opinion to the Company, dated May 5, 2009, regarding the legality of the shares of common stock to be issued and sold in the offering upon issuance and sale thereof. A copy of the opinion as to legality is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated May 5, 2009.
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP dated May 5, 2009.
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEAN FOODS COMPANY

Dated: May 6, 2009	By:	/s/ Steven J. Kemps
Steven J. Kemps
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated May 5, 2009.
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP dated May 5, 2009.
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

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